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                                                                Exhibit 4.4

                                OPTION AGREEMENT

        AGREEMENT, dated as of January 6, 1994 (the "Effective Date"), by and between PAINE WEBBER GROUP INC., a Delaware corporation (the "Company"), and PW PARTNERS 1993 DEDICATED L.P., a Delaware limited partnership (the "Partnership").

        WHEREAS, it is in the best interests of the Company and its affiliates to encourage their key employees to become shareholders of the Company:

        WHEREAS, the Partnership has been created to offer an opportunity to certain key employees of the Company and its direct and indirect wholly-owned subsidiaries as limited partners of the Partnership (together with their permitted Successors in Interests under the Partnership Agreement (as hereinafter defined), the "Limited Partners") to acquire shares of the Common Stock, $1.00 par value per share, of PWG (the "Common Stock"); and

        WHEREAS, the Company has authorized the grant to the Partnership of an option to purchase shares of Common Stock;

        NOW, THEREFORE, to effectuate the foregoing, the Company and the Partnership agree as follows:

     1. Definitions.

        "General Partner" shall mean PaineWebber Partners Inc.


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        "Market Price", as of a particular date, shall mean the last sale price of one share of Common Stock, as officially reported on the composite tape with respect to the principal national securities exchange on which the Common Stock is at the time listed or admitted to trading, for such date (or, if there shall have been no sale on such exchange on such date, on the next preceding date on which the Common Stock was traded), or if the Common Stock shall not be thus listed or admitted to trading on any national securities exchange, then the last sale price of the Common Stock for such date, if it is a national market issue, or the average of the last bid and asked prices for such date, in either case as reported by the National Association of Securities Dealers automated quotation system ("NASDAQ"), or if not traded on NASDAQ by the National Quotation Bureau, Inc. If at any time the Common Stock is not listed on any exchange or quoted in the domestic over-the-counter market, the "Market Price" shall be deemed to be the fair market value thereof as of the date as of which the determination is to be made, as determined by a nationally recognized investment banking firm selected by the Company.

        "Option" shall have the meaning set forth in Section 2 below.

        "Optionholder" means the person or persons who are entitled to exercise the Option in accordance with this Agreement.

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          "Partnership Agreement" shall mean the Limited Partnership Agreement of the Partnership dated as of January 6, 1994 among the General Partner and the Limited Partners.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Trading Day" shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is traded only in the domestic over-the-counter market, a day on which trading is conducted in such market or, if the Common Stock is not listed on any exchange or quoted in the domestic over-the-counter market, a day on which PaineWebber Incorporated is open for business.

     2.   Grant of Option.

          The Company hereby grants to the Partnership (the "Optionholder") an option to purchase from the Company 1,000,000 shares of Common Stock (the "Option Shares") at a price of $28.00 per share (as such price may be adjusted pursuant to the terms of this Agreement, the "Exercise Price"), at any time or from time to time before the close of business on December 31, 2003; provided, however, if the Partnership acquires fewer than 200,000 shares of Common Stock (the "Initial Shares") as of the Effective Date from the Company, the number of Option Shares shall be reduced so that the ratio of Option Shares to Initial Shares as of the
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Effective Date will be five to one, with any fraction Option Share resulting from such reduction being rounded to one. The option to purchase the Option Shares and each option to purchase a lesser number of Option Shares that is transferred pursuant to Section 5 are referred to herein separately or collectively, as the case may be, as the "Option." The Option shall be evidenced by a certificate (the "Option Certificate") issued and delivered to the Optionholder upon the execution and delivery of this Agreement.

     3.   Exercise of Option.

          (a) The Option may be exercised in whole or in part by delivery to the Secretary of the Company at its principal office (presently 1285 Avenue of the Americas, New York, New York 10019) of the attached Notice of Election to Exercise Option (the "Exercise Notice"), duly executed by the Optionholder and specifying the number of Option Shares as to which the Option is being exercised (the "Acquired Shares"), and the Option Certificate, subject to delivery to the Company within five Trading Days thereafter of a certified or bank cashier's check or wire transfer of funds in the amount of the aggregate Exercise Price for the Acquired Shares. The exercise of the Option shall be deemed to have been effected as of the close of business on the date on which the Exercise Notice is delivered pursuant to this Section 3 (the "Exercise Date") and title to the Acquired Shares shall be vested in

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the Optionholder on the Exercise Date, subject to delivery of the amount of the aggregate Exercise Price for the Acquired Shares within the period specified above.

     (b) Certificates for the Acquired Shares shall be delivered to the Optionholder within five Trading Days after the Exercise Date, provided that the Company shall have received the amount of the aggregate Exercise Price. If the Option is not exercised as to all the Option Shares which may be purchased thereunder (as adjusted pursuant to Section 7), the Company shall return the Option Certificate to the Optionholder with an endorsement of the number of Option Shares purchased.

     (c) The Option may be exercised only as to whole shares of Common Stock unless a fractional share is subject to the Option and the Option is exercised in full. No certificate shall be delivered to the Optionholder evidencing any fractional share of Common Stock as to which the Option is exercised. Instead, the Company shall pay to the Optionholder in cash an amount equal to a corresponding fraction of the Market Price of one share of Common Stock as of the Exercise Date.

     (d) Unless the Acquired Shares may at the time of acquisition be lawfully sold to the Optionholder in accordance with a then currently effective registration statement under the Securities Act, the Optionholder shall

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provide the Company, as a condition to the delivery of any stock certificates, with a statement that the Optionholder is acquiring such Acquired Shares for investment purposes only and not with a view to any distribution or public offering of such shares. The Acquired Shares may not be sold, transferred or otherwise disposed of until (i) a registration statement with respect to the Acquired Shares to be delivered under the Option is declared effective or (ii) the Company receives an opinion of counsel reasonably satisfactory to the Company that such transfer will be exempt from registration under the Securities Act.

     (e) Each certificate for Acquired Shares shall, unless such shares are then the subject of an effective registration statement under the Securities Act, bear the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred except pursuant to an effective registration under such Act or an exemption from such registration."

Any certificate issued at any time in exchange or substitution for a certificate for Acquired Shares bearing such legend shall also bear such legend unless (i) such shares are then the subject of an effective registration statement under the Securities Act or (ii) in the opinion of Company counsel or other counsel reasonably satisfactory to
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the Company, the transfer of such shares is exempt from registration under the
Securities Act.

     4. Exercisability; Expiration. The Option shall not be exercisable until the Applicable Date as determined in accordance with the Partnership Agreement, except that if the Applicable Date is accelerated (other than pursuant to Section 7.02(b) of the Partnership Agreement) by the General Partner in accordance with Section 7.01(a) of the Partnership Agreement, the Option shall not be exercisable until the later of (i) December 10, 1994 and (ii) the date to which the Applicable Date is accelerated by the General Partner in accordance with Section 7.01(a) of the Partnership Agreement. The Option shall be exercisable on and after any date to which the Applicable Date is accelerated under Section 7.02(b) of the Partnership Agreement as a result of a Change in Control and the declaration of the Operative Date (as such terms are defined in the Partnership Agreement) or as a result of the commencement of a tender offer described in Section 7.02(b)(ii) of the Partnership Agreement. Unless previously exercised in full, the Option shall expire at the close of business on the first to occur of the following:

     (a) December 31, 2003;

     (b) If the Option is held by the Partnership, the purchase of the interest of a Limited Partner in the Partnership by the Partnership or the General Partner,
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     with respect to the number of shares subject to the Option held by the
     Partnership, if any, that are then allocable to such Limited Partner;

          (c) If an interest in the Option is held by a Limited Partner, the purchase of such interest of such Limited Partner by the Partnership or the General Partner; and

          (d) In the event of the liquidation, dissolution or winding-up of the Company as a result of a sale of all or substantially all of the Company's assets or otherwise, the record date for determining holders of Common Stock entitled to receive any distribution upon such liquidation, dissolution or winding-up.

The Company shall give the Optionholder notice of any such liquidation, dissolution or winding-up at least 20 days before such record date, but failure to do so shall not affect the validity of the action taken or extend the right to exercise the Option.

     5.   TRANSFER OF OPTION.

          (a) An interest in the Option may be transferred at any time, in whole or in part, to one or more of the Limited Partners, provided that each such transfer is permitted by and is in accordance with, and subject to, the Partnership Agreement. Following any such transfer (i) references to the Optionholder in this Agreement shall be deemed to refer to




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the Limited Partner to whom such transfer is made, with respect to the number of shares of Common Stock as to which he is thereafter entitled to exercise the Option, and (ii) the Option so transferred and any shares of Common Stock received by a Limited Partner upon exercise thereof shall remain subject to all applicable provisions of the Partnership Agreement. The Option held by a Limited Partner shall not be transferable by the Limited Partner in whole or in part other than by will or the laws of descent and distribution. Any Option Certificate issued upon transfer of the Option as permitted by this Section 5(a) shall bear the following legend (appropriately modified if the shares of Common Stock to be delivered upon exercise of the Option are then the subject of an effective registration statement under the Securities Act):

                "This Option and the shares of common stock
                 to be delivered upon exercise of this Option have not been registered under the Securities Act of 1933 and may be transferred only in accordance with the provisions of Section 5 of the Option Agreement dated as of January 6, 1994 between Paine Webber Group Inc. and PW Partners 1993 Dedicated L.P."

                (b) Except as expressly provided in Section 5(a), neither the Option nor any interest in the Option may be transferred by the Optionholder.

                (c) The Company shall maintain, at its office at the address set forth in or subsequently changed pursuant to
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Section 10(e), records for the registration and registration of transfer of the
Option. Subject to the provisions of Section 5(a), the Option shall be transferred, in whole or in part, upon the surrender of an Option Certificate, together with the attached assignment form, duly executed by the registered holder of the Option or his duly authorized agent or attorney, at such office. Upon such surrender, the Company shall execute and deliver a new Option Certificate or Certificates in the name of the assignee or assignees and in the number of shares specified in such assignment, and the Option Certificate so surrendered shall be cancelled.

     6. Merger or Consolidation.

        (a) In the event of (i) a merger or consolidation in which the Company is not the surviving or continuing corporation, or (ii) a merger or consolidation in which the Company is the surviving or continuing entity and the Common Stock is changed into or exchanged for cash or any other property, the Optionholder shall be entitled to receive, upon exercise of the Option at any time after the effective date of such merger or consolidation, in lieu of Common Stock, the stock, other securities, cash or property which a holder of the number of shares of Common Stock to be delivered upon exercise of the Option immediately prior to such transaction would have been entitled to receive upon the effectiveness of such merger or consolidation. The Company shall give the

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Optionholder notice of any merger or consolidation involving the Company at least 20 days before the record date for such transaction, but failure to do so shall not affect the validity of the action taken.

          (b) The provisions of this Section 6 shall apply in a similar manner to any merger or consolidation of a type specified in Section 6(a) involving a successor corporation to the Company, if immediately prior thereto the Optionholder is entitled to receive, upon exercise of the Option, stock or other securities of such corporation.

     7.   Adjustment of Number of Shares and Exercise Price.

          (a) If any of the following events shall occur prior to the exercise in full or expiration of the Option:

          (i) a dividend is paid or any other distribution on the Common Stock is made in shares of Common Stock;

         (ii) the outstanding shares of Common Stock are subdivided into a greater number of shares;

        (iii) the outstanding shares of Common Stock are combined into a smaller number of shares; or

         (iv) the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company, through reorganization, merger, consolidation, recapitalization, reclassification, capital adjustment or otherwise;


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then the number and kind of shares of capital stock or other securities of the
Company subject to the Option shall be appropriately adjusted so that after the record date for determination of the holders of Common Stock entitled to participate in any such event, the Optionholder shall be entitled to receive upon exercise of the Option such kind and number of shares of stock or securities as it would have been entitled to receive had it owned the shares of Common Stock to be delivered upon exercise of the Option on such record date. The Exercise Price shall be adjusted so that after such record date it equals
(x) the aggregate Exercise Price under the Option, divided by (y) the number of shares of Common Stock or other securities to be delivered under the Option immediately after such record date. No such adjustments shall change the aggregate Exercise Price under the Option.

     (b) If the holders of outstanding shares of Common Stock shall at any time be offered any rights or warrants to subscribe for or purchase additional shares of Common Stock at a price per share less than the Market Price as of the record date for determination of stockholders entitled to such rights, the Exercise Price in effect immediately prior to such record date shall be adjusted by being multiplied by a fraction of which (i) the numerator is the number of shares of Common Stock outstanding on such record date plus the


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number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price and (ii) the denominator is the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be effective immediately after such record date.

          (c) If securities (other than Common Stock) or assets (other than cash dividends) of the Company, or rights or warrants to subscribe to securities of the Company other than Common Stock, are at any time distributed to the holders of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution shall be adjusted by being multiplied by a fraction of which (i) the numerator is the Market Price as of such record date less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the securities or assets so distributed to the holder of one share of Common Stock or of the subscription rights or warrants applicable to one share of Common Stock and
(ii) the denominator is such Market Price. Such adjustment shall be effective immediately after such record date.
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        (d) The Company shall give the Optionholder notice of the occurrence of any of the events specified in Sections 7(a), 7(b) or 7(c) at least 20 days before the record date for such transaction, but failure to do so shall not affect the validity of the action taken.

        (e) Upon each adjustment of the Exercise Price pursuant to Sections 7(b) or 7(c), the number of shares of Common Stock thereafter to be delivered upon exercise of the Option shall be equal to the result obtained by dividing the aggregate Exercise Price under the Option immediately prior to such adjustment by the Exercise Price in effect immediately after such adjustment.

        (f) Upon any adjustment of the number of shares of Common Stock subject to the Option or the Exercise Price, the Company shall give the Optionholder prompt written notice of the adjustment, setting forth in detail the method of calculation and the facts upon which the calculation is based.

        (g) The provisions of this Section 7 shall apply in a similar manner to any of the events specified in Sections 7(a), 7(b) and 7(c) involving stock or other securities of a successor corporation to the Company, if as of the record date for such transaction the Optionholder is entitled to receive, upon exercise of the Option, such stock or other securities.
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      8. Investment Representation. The Optionholder represents to the Company that it is acquiring the Option for investment purposes only and not with a view to any distribution or public offering of the Option or the shares of Common Stock to be delivered upon exercise of the Option.

      9. Corporate Proceedings.

         (a) The Company has taken all corporate actions necessary to be taken by it to authorize the execution and delivery of the Option and delivery of the shares of Common Stock to be delivered thereunder.

         (b) All shares of Common Stock delivered upon the exercise of the Option will be duly and validly issued, fully-paid and nonassessable.

     10. Miscellaneous.

         (a) Stockholder Rights. Prior to the exercise of the Option, the Optionholder shall not be entitled to any rights as a stockholder of the Company with respect to the shares of Common Stock to be delivered under the Option.

         (b) Replacement of Option Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of an Option Certificate and, in the case of such mutilation, upon surrender or cancellation of such Option Certificate, the Company at its expense shall execute and deliver in lieu

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     thereof a new Option Certificate of like tenor for the number of shares of
     Common Stock then to be delivered under the Option.

          (c) Successors and Assigns. The Company may not assign or transfer its obligations under the Option, except pursuant to a merger or consolidation in which (i) the Company is not the surviving or continuing entity and (ii) the surviving or continuing entity assumes such obligations either contractually or as a matter of law.

          (d) Amendment or Waiver. Any amendment or modification of this Agreement must be in writing and signed by (i) an authorized officer of the General Partner, if the Partnership is then an Optionholder, (ii) each of the Limited Partners, if any, who is then an Optionholder and would be affected by such amendment, and (iii) an authorized officer of the Company. A waiver of any provision of this Agreement must be in writing and signed by an authorized officer of the General partner, if the partnership is then an Optionholder, and each Limited Partner from whom a waiver is sought or by an authorized officer of the Company, as the case may be.

          (e) Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt
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requested, duly addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of:

If to the Company:            Paine Webber Group Inc.
                              1285 Avenue of the Americas
                              New York, New York 10019

                              One Copy Attention: Secretary
                              One Copy Attention: Treasurer

If to the Partnership:        PW Partners 1993 Dedicated L.P.
                              c/o PaineWebber Partners Inc.
                              1285 Avenue of the Americas
                              New York, New York 10019

                              Attention: General Partner

If to a Limited Partner:      At the address for such Limited Partner on the
                              books of the Partnership

     (f) Headings. The section headings contained in the Option are for convenience only and shall not in any way affect the meaning or construction of this Agreement.

     (g) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.




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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        PAINE WEBBER GROUP INC.


                                        By:  /s/ Pierce R. Smith
                                            -----------------------------
                                        Title:

                                        PW PARTNERS 1993 DEDICATED L.P.

                                        By: PAINEWEBBER PARTNERS INC.
                                            (General Partner)


                                        By: /s/ Donald M. Schwartz
                                            -----------------------------
                                        Title: President
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                        NOTICE OF ELECTION TO EXERCISE OPTION

To: Paine Webber Group Inc.

        _______________________, the registered holder of an option granted under the Option Agreement dated as of December 29, 1993 between you and PW Partners 1993 Dedicated L.P. (the "Option Agreement") and evidenced by the attached Option Certificate, hereby elects to exercise its right to purchase from you _____ shares of common stock, $1.00 par value per share, of PaineWebber Group Inc.

        Payment of the aggregate Exercise Price (as defined in the Option Agreement) of such shares will be made within the period specified in the Option Agreement.


                                        ___________________________________
                                                (Name of Optionholder)

Dated:
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                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ the rights of the undersigned under the Option Agreement dated as of December 31, 1993 between Paine Webber Group Inc. (the "Company") and PW Partners 1993 Dedicated L.P. with respect to the purchase of __________ shares of the Common Stock, $1.00 par value, of Paine Webber Group Inc., and appoints ______________________________ attorney to transfer said rights on the books of the Company, with full power of substitution.



                                                        _______________________
                                                        [Name of Optionholder]

Dated: